Exhibit 99.1

CHARTER FINANCIAL CORPORATION AND SUBSIDIARIES Statement of Assets Acquired and Liabilities Assumed by CharterBank as of September 9, 2011 (with Independent Auditors’ Report thereon)

Report of Independent Registered Public Accounting Firm

The Board of Directors
Charter Financial Corporation

We have audited the accompanying statement of assets acquired and liabilities assumed by CharterBank (a wholly-owned subsidiary of Charter Financial Corporation) pursuant to the Purchase and Assumption Agreement dated September 9, 2011.  This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of September 9, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ DIXON HUGHES GOODMAN LLP

Atlanta, Georgia
November 23, 2011

Statement of Assets Acquired and Liabilities Assumed
by CharterBank
 (a wholly-owned subsidiary of Charter Financial Corporation)
September 9, 2011

Assets
Cash and due from banks	$49,326,291
FHLB and FRB stock	993,612
Investment securities available for sale	12,905,161
Loans covered by loss sharing agreements	120,602,988
Loans not covered by loss sharing agreements	860,518
Other real estate owned covered by loss sharing agreements	10,559,932
FDIC receivable for loss sharing agreements	51,555,999
Core deposit intangible	1,134,697
Other assets	1,039,791

Total assets acquired	248,978,989

Liabilities
Deposits	244,715,032
Deferred tax liability	420,919
Other liabilities	3,168,954

Total liabilities assumed	248,304,905

Net assets acquired	$674,084

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

(1)	FDIC-Assisted Acquisition of Certain Assets and Liabilities of The First National Bank of Florida

On September 9, 2011, CharterBank, a wholly-owned subsidiary of Charter Financial Corporation, entered into a Purchase and Assumption Agreement (Agreement) with the Federal Deposit Insurance Corporation (FDIC) to assume the deposits (excluding certain brokered deposits) and acquire certain assets of The First National Bank of Florida (FNB), a full service commercial bank headquartered in Milton, Florida.

FNB operated eight branch locations in the Florida Panhandle region.  Prior to acquisition accounting adjustments, CharterBank purchased $185,927,300 in loans and $24,943,178 of other real estate owned (OREO) and assumed $244,715,032 of deposits.  In addition, CharterBank also purchased cash and due from banks, investment securities and various other assets.  CharterBank also assumed various other liabilities.

As part of the Purchase and Assumption Agreement, CharterBank and the FDIC entered into two loss sharing agreements - one for single family loans, and one for all other loans and OREO. Under the loss sharing agreements, the FDIC will cover 80% of covered loan and OREO losses, with the exception of $900,259 (contractual balance) in consumer loans.  The term for loss sharing on residential real estate loans and OREO is ten years, while the term for loss sharing on non-residential real estate loans and OREO is five years in respect to losses and eight years for loss recoveries. The reimbursable losses from the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction, accrued interest on loans for up to 90 days, the carrying value of OREO by FNB and certain direct costs. New loans made after the date of the transaction are not covered by the loss sharing agreements.

The loss share agreements include a true-up payment in the event FNB’s losses do not reach the  FDIC’s total intrinsic loss estimate, as defined in the Agreement, of $59,483,125.  On October 25, 2019, the true-up measurement date, CharterBank is required to make a true-up payment to the FDIC equal to 50 percent of the excess, if any, of the following calculation:  A-(B+C+D), where (A) equals 20 percent of the Total Intrinsic Loss Estimate, or $11,896,625; (B) equals 20 percent of the Net Loss Amount; (C) equals 25 percent of the asset (discount) bid, or ($7,000,000); and (D) equals 3.5 percent of total Shared Loss Assets at Bank Closing or $7,380,467.  Current loss estimates indicate that no true-up payment will be paid to the FDIC during 2019.

(2)	Basis of Presentation

CharterBank has determined that the acquisition of the net assets of FNB constitutes a business acquisition as defined under accounting principles generally accepted in the United States of America (US GAAP). As required under US GAAP, the assets acquired and liabilities assumed are recorded at their fair values. In many cases the determination of these fair values requires management to make estimates about discount rates, market conditions, expected cash flows and other future events that are highly subjective in nature and subject to change.

Furthermore, accounting standards define fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Accounting standards also establish a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The applicable standard describes three levels of inputs that may be used to measure fair value:  Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.  Level 2:  Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data.  Level 3:  Significant unobservable inputs that reflect a company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and due from banks

These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values.

FHLB and FRB stock

The Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) require member banks to purchase their stock as a condition of membership and varies based on the level of FHLB advances and other factors. This stock is generally redeemable based on guidelines established by the FHLB and FRB and is presented at the expected redemption value.

Investment securities available for sale

Fair values for all securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments.  All acquired investment securities were designated as available for sale.

Loans

Fair values for loans are based on a discounted cash flow methodology (Level 3 pricing). Factors considered in determining the fair value of acquired loans include projected cash flows, type of loan and related collateral, classification status, fixed or variable interest rate, liquidity risk, term of loan and whether or not the loan was amortizing, current market conditions and discount rates.

The fair value of loans with evidence of credit deterioration (impaired loans) are recorded net of a non-accretable difference and, if appropriate, an accretable yield. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is the non-accretable difference, which is included in the carrying amount of acquired loans. Subsequent decreases to the expected cash flows will generally result in a provision for credit losses. Subsequent significant increases in cash flows result in a reversal of the provision for credit losses to the extent of prior charges or a reclassification of the difference from non-accretable to accretable with a positive impact on accretion of interest income in future periods. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

Performing loans acquired in business combinations are accounted for using the contractual cash flows method of recognizing discount accretion based on the acquired loans’ contractual cash flows. Purchased performing loans are recorded at fair value.  The fair value discount is accreted as an adjustment to yield over the estimated lives of the loans. There is no allowance for loan losses established at the acquisition date for purchased performing loans. A provision for loan losses is recorded for any further deterioration in these loans subsequent to the acquisition.

Acquired loans covered under loss sharing agreements with the FDIC are reported exclusive of expected reimbursement cash flows from the FDIC.  Subsequent adjustments to the estimated recoverable value of covered loans result in a reduction of covered loans, and a charge to the provision for loan losses, and an increase in the FDIC receivable for the estimated amount to be reimbursed, with a corresponding amount recorded as a credit to the provision for loan losses.

In accordance with the loss sharing agreements with the FDIC, certain expenses relating to covered assets of external parties such as legal, property taxes, insurance, and the like may be reimbursed by the FDIC at 80%.  Such qualifying future expenditures on covered assets will result in an increase to the FDIC receivable.

Other real estate covered under loss sharing agreements

Foreclosed real estate is presented at estimated fair value, net of related costs of disposal (Level 3 pricing). Management used appraisals of properties to determine fair values and, in some instances, engaged outside consultants and applied additional discounts where appropriate for passage of time or, in certain cases, for subsequent events occurring after the appraisal date.  These additional discounts were applied based on various market studies performed internally and by outside consultants based on the type of property and geographic region to determine the average deterioration in real estate values in the Florida Gulf Coast region.

FDIC receivable for loss sharing agreements

The FDIC receivable for loss sharing agreements is measured separately from the related covered assets as it is not contractually embedded in the assets and is not transferable with the assets should the assets be sold. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These cash flows were discounted to reflect the estimated timing of the receipt of the loss sharing reimbursement from the FDIC (Level 3 pricing).

Intangible assets

Intangible assets include $1,134,697 of core deposit intangible that was established at acquisition and will be amortized on an accelerated basis over a six-year life.  Such fair value is based on the expected net cash flows attributable to core deposits assumed (Level 3 pricing).

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

Deposits

Under the terms of the Agreement, CharterBank had the right to immediately adjust various terms, including interest rates, on deposit liabilities. Based on the impact of these decisions, the carrying value of these deposits is considered to be a reasonable estimate of fair value (Level 3 pricing).

Deferred tax liability

The deferred tax liability of $420,919 relates to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.

(3)	Fair Value Adjustments

The following table presents the assets acquired and liabilities assumed, as recorded by FNB on the acquisition date and as adjusted for purchase accounting adjustments.

	As recorded by FNB		Fair value adjustments		As recorded by CharterBank
Assets
Cash and due from banks	$25,689,080		$23,637,211	(a)	$49,326,291
FHLB and FRB stock	993,612		-		993,612
Investment securities available for sale	13,002,568		(97,407	)(b)	12,905,161
Loans	185,927,300		(64,463,794	)(c)	121,463,506
Other real estate owned	24,943,178		(14,383,246	)(d)	10,559,932
FDIC receivable for loss sharing agreements	-		51,555,999	(e)	51,555,999
Core deposit intangible	-		1,134,697	(f)	1,134,697
Other assets	1,291,037		(251,246	)(g)	1,039,791
Total assets	$251,846,775		$(2,867,786)		$248,978,989
Liabilities
Deposits	244,715,032		-		244,715,032
Deferred tax liability	-		420,919	(j)	420,919
Other liabilities	2,768,954		400,000	(i)	3,168,954
Total liabilities	247,483,986		820,919		248,304,905
Excess of assets acquired over liabilities assumed	$4,362,789	(h)
Aggregate fair value adjustments			$(3,688,605)
Net assets of FNB acquired					$674,084

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

Explanation of fair value adjustments

(a) –	Adjustment reflects the initial wire received from the FDIC adjusted for overpayment by the FDIC on the acquisition date.

(b) –	Adjustment reflects fair value adjustments based on the Bank’s evaluation of the acquired investment securities portfolio.

(c) -
Adjustment reflects fair value adjustments based on the Bank’s evaluation of the acquired loan portfolio.  The fair value adjustment includes adjustments for estimated credit losses, liquidity and servicing costs.

(d) –	Adjustment reflects the estimated other real estate owned losses based on the Bank’s evaluation of the acquired other real estate owned portfolio.

(e) –
Adjustment reflects the estimated fair value of payments the Bank will receive from the FDIC under loss sharing agreements.  The receivable was recorded at present value of the estimated cash flows using an average discount rate of approximately two percent.

(f) –	Adjustment reflects fair value adjustments to record the estimated core deposit intangible.

(g) –	Adjustment reflects fair value adjustments to record certain other assets acquired in this transaction.

(h) –
Amount represents the excess of assets acquired over liabilities assumed and since the asset discount bid by CharterBank of $28 million exceeded this amount, the difference resulted in a  cash settlement with the FDIC on the acquisition date.

(i) –	Adjustment reflects fair value adjustments to record certain other liabilities in this transaction.

(j) –	Adjustment reflects differences between the financial statement and tax bases of assets acquired and liabilities assumed.

(4)	Premises and Equipment

CharterBank did not acquire the real estate, banking facilities, furniture or equipment of FNB as part of the Agreement. Under the terms of the Agreement, all equipment being utilized is leased from the FDIC on a month-to-month basis.

Under the terms of the Agreement, CharterBank has the option to notify the FDIC of its intent to assume leases and to acquire the furniture and equipment of The First National Bank of Florida ("FNB premises and equipment") from the FDIC at appraised fair market value as of the acquisition date.  Prior to the expiration of this option, CharterBank will notify the FDIC of its intention to purchase certain FNB premises and equipment. Subsequently CharterBank notified the FDIC and vacated four branches and has negotiated new leases on four branches.

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

Future minimum lease commitments under all noncancellable operating leases with terms of one year or more are as follows:

Year Ending September 30,
2011	$73,870
2012	564,000
2013	528,000
2014	552,000
2015	576,000
2016	600,000
$2,893,870

(5)	Investment Securities Available for Sale

The fair value of investment securities acquired, which were determined based on Level 2 valuation inputs, was as follows at September 9, 2011:

	Fair value	Purchased yield
US government agencies	$8,527,865	1.74%
Mortgage-backed securities	1,621,577	1.49
Collateralized mortgage obligations	2,755,719	0.98
Total investment securities	$12,905,161	1.54%

Contractual maturities of investment securities acquired at September 9, 2011 are all due after ten years.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are shown as securities not due on a single maturity date as they generally have monthly payments of principal and interest which vary depending on the payments made on the underlying collateral for these securities.

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

(6)	Loans

The balance as recorded by FNB and the fair value of acquired loans at September 9, 2011 is provided below.

	Impaired Loans	Non-impaired Loans	Total
Contractual balance of acquired loans:
1-4 family residential real estate	$5,316,473	$4,517,809	$9,834,282
Commercial real estate	106,073,785	54,236,312	160,310,097
Commercial	3,607,018	3,729,106	7,336,124
Real estate construction	6,579,061	141,588	6,720,649
Consumer and other	63,800	1,662,348	1,726,147
Total contractual balance of acquired loans	121,640,137	64,287,163	185,927,300
Fair value adjustments on loans purchased	(63,824,157)	(639,637)	(64,463,794)
Fair value of loans acquired	$57,815,980	$63,647,526	$121,463,506

Loans covered under loss sharing agreements with the FDIC (Covered Loans) are also reported in loans exclusive of the expected reimbursement from the FDIC.  Included in the above table are $900,259 (contractual balance) of acquired consumer loans which are not covered under loss sharing agreements.  Loans are initially recorded at fair value at the acquisition date. At the acquisition date, CharterBank estimated the fair value of the loan portfolio at $121,463,506.

Prospective losses incurred on loans are eligible for partial reimbursement by the FDIC. Subsequent decreases in the amount expected to be collected result in a provision for credit losses, an increase in the allowance for loan and lease losses, and a proportional adjustment to the FDIC receivable for the estimated amount to be reimbursed. Subsequent significant increases in the amount expected to be collected result in the reversal of any previously-recorded provision for credit losses and related allowance for loan and lease losses and adjustments to the FDIC receivable, or accretion of certain fair value amounts into interest income in future periods if no provision for credit losses had been recorded.

Loans more than 90 days past due with respect to contractual interest or principal, unless they are well secured and in the process of collection, and other loans on which full recovery of principal or interest is in doubt, are placed on nonaccrual status.  Contractual interest previously accrued on loans placed on nonaccrual status is charged against interest income, and the FDIC receivable would be adjusted by the amount of any estimated reimbursement. Payments received are applied against the principal balance of the loans until such time as full collection of the remaining recorded balance is expected. Additional interest payments received after that time are recorded as interest income on a cash basis.

Loans acquired from FNB are and will continue to be subject to ongoing credit review. If and when credit deterioration is noted subsequent to the September 9, 2011 acquisition date, loss estimates will be included in the calculation of the allowance for loan and lease losses, and provision for credit losses. The portion that is recoverable under the FDIC loss sharing agreements will result in an adjustment to the FDIC receivable for loss sharing agreements with an offsetting entry to the provision for loan losses.

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

Loans that have experienced deterioration since origination such that it is probable that the borrower will not be able to make all contractually required payments are considered to be impaired.

The following table presents the impaired and non-impaired loans as of September 9, 2011.

	Impaired Loans	Non-impaired Loans	Total

Contractually required principal and interest payments	$128,021,417	$71,626,357	$199,647,774
Interest not expected to be collected	(2,552,784)	--	(2,552,784)
Non-accretable difference	(52,620,752)	--	(52,620,752)
Cash flows expected to be collected	72,847,881	71,626,357	144,474,238
Interest expected to be collected	(3,828,496)	(7,339,194)	(11,167,690)
Accretable yield	(11,203,405)	(639,637)	(11,843,042)
Fair value of loans acquired	$57,815,980	$63,647,526	$121,463,506

An age analysis of past due loans both covered by loss sharing and noncovered, segregated by class of loans, as of September 9, 2011 was as follows:

	30-89 Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total Loans [1]	Loans > 90 Days and Accruing
1-4 Family Residential Real Estate	$275,890	$549,320	$825,210	$7,084,393	$7,909,603	$-
Commercial Real Estate	4,006,179	9,348,914	13,355,093	101,162,949	114,518,042	-
Commercial Non Real Estate	-	461,519	461,519	4,975,174	5,436,693	-
Real Estate Construction	-	3,617,000	3,617,000	141,588	3,758,588	-
Consumer and Other	-	-	-	1,683,622	1,683,622	-
Total	$4,282,069	$13,976,753	$18,258,822	$115,047,726	$133,306,548	$-

[1] Covered loan balances are net of non-accretable differences and have not been reduced by $11,843,042 of accretable discounts.

Credit Quality Indicators. As part of the ongoing monitoring of the credit quality of the Company’s loan portfolio for both loans covered and not covered by loss sharing agreements, management tracks certain credit quality indicators including the level of classified loans, net charge-offs, non-performing loans (see details above) and the general economic conditions in its market areas.

The Company utilizes a risk grading matrix to assign a risk grade to each of its loans. Loans are graded on a scale of 1 to 8. A description of the general characteristics of the 8 risk grade factors is as follows:

Grade 1: Virtual Absence of Credit Risk (Pass 1) - Loans graded 1 are substantially risk-free or have limited risk. They are characterized by loans to borrowers with unquestionable financial strength and a long history of solid earnings performance. Loans to borrowers collateralized by cash or equivalent liquidity may be included here. Loans secured, by readily marketable collateral may also be graded 1 provided the relationship meets all other characteristics of the grade.

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

Grade 2: Minimal Credit Risk (Pass 2) - Loans graded 2 represent above average borrowing relationships, generally with local borrowers. Such loans will have clear, demonstrative sources of repayment, financially sound guarantors, and adequate collateral.

Grade 3: Less Than Average Credit Risk (Pass 3) - Loans graded 3 are of average credit quality, are properly structured and documented and require only normal supervision. Financial data is current and document adequate revenue, cash flow, and satisfactory payment history to indicate that financial condition is satisfactory. Unsecured loans are normally for a specific purpose and short term. Secured loans have properly margined collateral. Repayment terms are realistic, clearly defined and based upon a primary, identifiable source of repayment. All grade 3 loans meet the Company’s lending guidelines.

Grade 4: Acceptable With Average Risk (Pass 4) - Loans graded 4 represent loans where a borrower’s character, capacity, credit or collateral may be a concern. Grade 4 loans will be performing credits and will not necessarily represent weakness unless that area of weakness remains unresolved. Loans most commonly graded 4 will likely include loans with technical exceptions, loans outside of policy parameters without justification for exception and loans with collateral imperfections. Loans in this category, while acceptable, generally warrant close monitoring. Resolution of questionable areas will generally result in an upgrade or downgrade.

Grade 5: Special Mention - (Greater Than Normal Credit Risk) - Loans graded 5 have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or the bank’s credit position at a future date. Grade 5 loans should include loans where repayment is highly probable, but timeliness of repayment is uncertain due to unfavorable developments. Special Mention assets are not adversely classified and do not expose the bank to sufficient risk to warrant adverse classification. Assets that could be included in this category include loans that have developed credit weaknesses since origination as well as those that were originated with such weaknesses. Special Mention should not be used to identify an asset that has as its sole weakness credit data exceptions or collateral documentation exceptions that are not material to the timely repayment of the asset.

Grade 6: Substandard - (Excessive Credit Risk) - Grade 6 loans are inadequately protected by current sound worth and paying capacity of the borrower or of collateral pledged. Substandard assets have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Loans in this category are characterized by the distinct probability that the bank will sustain some loss if the deficiencies are not corrected.

Grade 7: Doubtful - (Potential Loss) - Loans graded 7 possess all of the characteristics of Substandard loans with the addition that full collection is improbable on the basis of existing facts, values, and conditions. Possibility of loss is high; however, due to important and reasonably specific pending factors that may work to the loans’ advantage, a precise indication of estimated loss is deferred until a more exact status can be determined. The Doubtful classification is not to be used to defer the full recognition of an expected loss.

Grade 8: Loss - That portion of an asset classified Loss is considered un-collectible and of such little value that its continuance as an asset, without establishment of a specific valuation allowance or charge-off is not warranted. This classification does not necessarily mean that an asset has absolutely no recovery or salvage value; but rather, it is not practical or desirable to defer writing off a basically worthless asset (or portion) even though partial recovery may be affected in the future. An asset may be subject to a split classification whereby two or more portions of the same asset are given separate classifications.

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

The following table presents the risk grades of the loan portfolio for both noncovered and covered by loss sharing agreements, segregated by class of loans, as of September 9, 2011:

	1-4 Family Residential Real Estate	Commercial Real Estate	Commercial Non Real Estate	Real Estate Construction	Consumer and Other	Total
Numerical Risk Ratings (1-4)	$4,517,808	$50,427,828	$3,675,824	$141,588	$1,666,287	$60,429,335
Numerical Risk Ratings (5)	435,025	9,930,123	126,598	-	13,311	10,505,057
Numerical Risk Ratings (6)	2,956,770	54,160,091	1,634,271	3,617,000	4,024	62,372,156
Numerical Risk Ratings (7)	-	-	-	-	-	-
Numerical Risk Ratings (8)	-	-	-	-	-	-
Total Loans [1]	$7,909,603	$114,518,042	$5,436,693	$3,758,588	$1,683,622	$133,306,548

[1] Covered loan balances are net of non-accretable differences and have not been reduced by $11,843,042 of accretable discounts.

(7)	Deposits

Deposit liabilities assumed are composed of the following at September 9, 2011:

Noninterest-bearing	$22,502,608
Interest-bearing	68,113,448
Savings	40,327,826
Time	113,771,150
Total assumed deposits	$244,715,032

At September 9, 2011, scheduled maturities of time deposits during the 12-month periods ending September 9 were as follows:

2012	$42,957,853
2013	66,921,256
2014	2,565,676
2015	318,775
Thereafter	1,007,590
Total assumed time deposits	$113,771,150

Notes to Statement of Assets Acquired and Liabilities Assumed
By CharterBank

(a wholly-owned subsidiary of Charter Financial Corporation)

September 9, 2011

(8)	Deferred Income Taxes

The deferred tax liability of $420,919 as of September 9, 2011, is related to differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the transaction will be accounted for as an asset purchase and the tax bases of assets acquired and liabilities assumed will be allocated based on fair values in accordance with the appropriate tax rates. CharterBank acquired none of the tax attributes of FNB.

(9)	Contingencies

Charter Financial Corporation, CharterBank (as successor to FNB) and various subsidiaries of Charter Financial Corporation and CharterBank have been named as defendants in various legal actions arising from normal business activities in which damages in various amounts are claimed related to covered assets from the FNB transaction. As part of the Purchase and Assumption Agreement, all covered asset-related offensive and defensive litigation liabilities are covered under the loss sharing agreements and all other defensive litigation and any class actions are retained by the FDIC as Receiver.  Although the amount of any ultimate liability with respect to those other matters cannot be determined, in the opinion of management, any such liability will not have a material effect on Charter Financial Corporation’s consolidated financial statements.